Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street, NE Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone 404.885.3900 facsimile troutmansanders.com
August 23, 2016

Southern Power Company
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Southern Power Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a prospectus, filed with the Securities and Exchange Commission (the “Commission”) on August 23, 2016 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Preference Stock (the “Preference Stock”) to be issued by the Company, (2) Senior Notes (the “Senior Notes”) to be issued by the Company, and (3) Junior Subordinated Notes (the “Junior Subordinated Notes” and, together with the Preference Stock and the Senior Notes, the “Securities”) to be issued by the Company. The Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of June 1, 2002, as supplemented, between the Company and Wells Fargo Bank, National Association (as successor to The Bank of New York Mellon), as trustee (the “Senior Note Indenture”), and the Junior Subordinated Notes will be issued pursuant to a Subordinated Note Indenture to be entered into between the Company and the trustee named in the Subordinated Note Indenture establishing the Junior Subordinated Notes of each series (the “Subordinated Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and copies of the Company’s Certificate of Incorporation and Bylaws. We also have reviewed minutes of proceedings of the Board of Directors of the Company, the Senior Note Indenture, the form of Subordinated Note Indenture and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

ATLANTA BEIJING CHARLOTTE CHICAGO HONG KONG NEW YORK ORANGE COUNTY PORTLAND RALEIGH
RICHMOND SAN DIEGO SAN FRANCISCO SHANGHAI TYSONS CORNER VIRGINIA BEACH WASHINGTON, DC

Southern Power Company
August 23, 2016

We are of the opinion that:

1. The Company is validly existing as a corporation under the laws of the State of Delaware and has due corporate power to create the obligations arising under the Securities.

2.    Upon the adoption by the shareholders of an amendment to the Certificate of Incorporation of the Company establishing the Preference Stock, the filing of such amendment in the Office of the Delaware Secretary of State and the filing in the Office of the Delaware Secretary of State of an amendment to the Certificate of Incorporation establishing the rights and preferences of each series of Preference Stock, and when certificates for such Preference Stock have been executed, countersigned and registered in accordance with the resolutions of the Board of Directors of the Company or a duly authorized committee thereof and the Bylaws of the Company, upon compliance with the Act and the Federal Power Act, as amended, and upon compliance with applicable securities or blue sky laws of various jurisdictions, the shares of Preference Stock will be legally issued, fully paid and nonassessable.

3.    Upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Federal Power Act, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Junior Subordinated Notes and the Senior Notes have been issued and sold upon the terms specified in an appropriate order of the Federal Energy Regulatory Commission, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes and the Senior Notes, as the case may be, have been duly authorized, executed and delivered by the proper officers of the Company and the trustees named therein, and when the Junior Subordinated Notes and the Senior Notes, as the case may be, have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, against payment therefor, the Junior Subordinated Notes and the Senior Notes, as the case may be, will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Hunton & Williams LLP attached hereto as Annex I.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such Security and (iii) each of the Subordinated Note Indenture and the Senior Note Indenture will be the valid and legally binding obligation of the trustee named therein. We have also assumed that none of the

Southern Power Company
August 23, 2016

terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The attorneys in this firm that are rendering this opinion letter are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal law of the United States of America and, to the extent set forth herein, the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion may not be relied upon, furnished or quoted by you for any other purpose without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP

Annex 1

Hunton & Williams LLP 200 Park Avenue New York, NY 10166-0005 Tel 212 309 1000 Fax 212 309 1100
File No: 79444.000002

August 23, 2016

Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia 30308-2216

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a prospectus, filed with the Securities and Exchange Commission (the “Commission”) on August 23, 2016 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Preference Stock (the “Preference Stock”) to be issued by Southern Power Company (the “Company”), (2) Senior Notes (the “Senior Notes”) to be issued by the Company and (3) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of June 1, 2002, as supplemented, between the Company and Wells Fargo Bank, National Association (as successor to The Bank of New York Mellon), as trustee (the “Senior Note Indenture”) and the Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture to be entered into between the Company and the trustee named in the Subordinated Note Indenture establishing the Junior Subordinated Notes of each series (the “Subordinated Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us and the authenticity of the originals of documents submitted to us as copies.

We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Federal Power Act, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES
McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON
www.hunton.com

Troutman Sanders LLP
August 23, 2016

adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Junior Subordinated Notes and the Senior Notes have been issued and sold upon the terms specified in an appropriate order of the Federal Energy Regulatory Commission, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes or the Senior Notes, as the case may be, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Junior Subordinated Notes and the Senior Notes, as the case may be, have been executed, authenticated and delivered against payment therefor in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes and the Senior Notes, as the case may be, will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Subordinated Note Indenture and the Senior Note Indenture will be the valid and legally binding obligation of the trustees named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton & Williams LLP